UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2015

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 30, 2015, QAON G.K. and certain other direct and indirect subsidiaries of Equinix, Inc. (“Equinix”), as borrowers, entered into a Term Loan Agreement (the “Bridge Loan Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”). Pursuant to the Bridge Loan Agreement, BTMU has committed to provide a senior bridge term loan facility (the “Bridge Loan”) in the amount of up to JPY 47,500,000,000 (or approximately USD $395,833,000 at prevailing exchange rates in effect on September 30, 2015), to be advanced by BTMU in three tranches. Proceeds of the Bridge Loan shall, subject to customary conditions precedent, be available to be used (i) to fund the cash consideration to be paid by QAON G.K. for the shares and the stock acquisition rights of Bit-isle Inc. (“Bit-isle”) that are tendered pursuant to the tender offer by QAON G.K. to acquire 100% of the shares of Bit-isle announced by Equinix in its September 8, 2015 press release (the “Tender Offer”), (ii) to repay existing debt of Bit-isle and its wholly-owned subsidiaries, (iii) to fund the cash consideration to be delivered to the shareholders and holders of stock acquisition rights of Bit-isle in connection with certain procedures under Japanese law to acquire the remaining shares and stock acquisition rights of Bit-isle that are not tendered pursuant to the Tender Offer and (iv) to pay transaction costs incurred in connection with the closing of the Bridge Loan and the acquisition of Bit-isle. In addition, Equinix and certain of its direct and indirect subsidiaries are each required to guaranty the obligations of the borrowers under the Bridge Loan Agreement. The Bridge Loan Agreement contains covenants and events of default that are customary for loan facilities of this type.

The Bridge Loan matures one year after the borrowing of the first tranche of the Bridge Loan, at which time all amounts outstanding under the Bridge Loan must be repaid in full. Borrowings under the Bridge Loan will bear interest at the Tokyo Interbank Offered Rate for Japanese Yen, plus a margin of 0.4% per annum for the first ten months following the borrowing of the first tranche of the Bridge Loan, which margin increases to 1.75% per annum thereafter. Equinix anticipates refinancing the Bridge Loan with long-term debt prior to the end of the ten-month period following the initial borrowing of the Bridge Loan.

The foregoing description of the Bridge Loan Agreement is only a summary and is qualified in its entirety by reference to the Bridge Loan Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

Please refer to the description of the Bridge Loan disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: October 1, 2015	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer